February 6, 2012
2nd Quarter 2012 Earnings Call

Disclaimer
This presentation may contain statements that relate to future events and expectations and, as such, constitute
"forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or
“anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on management’s current expectations and assumptions about the industries in which
Globe operates. Globe disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.
Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks and uncertainties described in Globe’s most recent Annual Report on Form 10
-K, including under “Special Note Regarding Forward-Looking Statements” and “Risk Factors” and Globe’s
quarterly reports on Form 10-Q. These reports can be accessed through the “Investors” section of Globe’s website at www.glbsm.com.
All references to “MT” or “tons” mean metric tons, each of which equals 2,204.6 pounds.

2nd Quarter 2012 Financial Highlights
■ Fiscal second quarter results declined from the first quarter due to several factors:
 ➢ Bridgeport fire
 ➢ Incremental costs from six planned maintenance and upgrade outages
 ➢ Power hedge mark-to-market and foreign exchange
 ➢ Lower volume shipped in quarter
■ EBITDA totaled $30.8 million in the quarter, which was a $10.5 million decline from the first quarter.
■ Adding back the impact of the Bridgeport fire and transaction-related expense, EBITDA on a comparable basis was $36.6 million, for a decline of $5.9 million.
■ Sales in the second quarter declined 5% from the first quarter as shipments declined
 5%, or 3,000 MT, and average selling price remained approximately the same.
■ Decreased shipments of silicon-based alloys accounted for approximately two-thirds of the volume decline and silicon metal shipments accounted for the other third.

GLOBE SPECIALTY METALS

2nd Quarter 2012 Reported Results

$ in Thousands, except per share & per lb.	2Q'12	1Q'12	Change
Sales	**$165,547**	**$174,862**	**($9,315)**
Cost of goods sold	**129,448**	**127,650**	**1,798**
Gross margin % of sales	21.8%	27.0%	(5.2%)
Selling, general and administrative expenses	**14,316**	**14,801**	**(485)**
SGA % of sales	8.6%	8.5%	0.1%
Business interruption insurance recovery	**(450)**	**-**	**(450)**
Gain on sale of business	**-**	**(54)**	**54**
Operating income	**22,230**	**32,465**	**(10,235)**
Net income attributable to GSM	**13,444**	**20,693**	**(7,249)**
Diluted EPS	**$0.18**	**$0.27**	**($0.09)**
EBITDA	**$30,752**	**$41,251**	**($10,499)**
EBITDA % of sales	18.6%	23.6%	(5.0%)
Tons Sold	**51,306**	**54,285**	**(2,979)**
Average selling price: ($/lb.)	**$1.30**	**$1.31**	**($0.01)**

$ in Thousands, except per share	EBITDA	Net Income	Diluted Earnings Per Share	Income Statement Classification
Reported:	**$30,752**	**$13,444**	**$0.18**	
Transaction and due diligence expenses	**846**	**558**	**0.01**	**Selling, General & Administrative**
Bridgeport, Alabama fire	**5,000**	**3,300**	**0.04**	**Sales & cost of goods sold**
Tax rate adjustment	**-**	**(827)**	**(0.01)**	**Income tax expense**
Pro forma results	**$36,598**	**$16,475**	**$0.22**	
Dow Corning's portion of joint venture	**(1,467)**	**-**	**-**	
Pro forma results	**$35,131**	**$16,475**	**$0.22**

2nd Quarter 2012 Special Items

Pro Forma Adjusted Income Statement Summary

$ in Thousands, except per share	2Q'12	1Q'12	Change
Sales	**$157,693**	**$161,073**	**($3,380)**
Cost of goods sold	**117,587**	**114,831**	**2,756**
Gross margin % of sales	25.4%	28.7%	(3.3%)
Selling, general and administrative expenses	**13,178**	**12,734**	**444**
SGA % of sales	8.4%	7.9%	0.5%
Business interruption insurance recovery	**(450)**	**-**	**(450)**
Pro forma operating income	**27,375**	**33,508**	**(6,133)**
Pro forma net income attributable to GSM	**16,475**	**21,534**	**(5,059)**
Pro forma diluted EPS	**$0.22**	**$0.28**	**($0.06)**
Pro forma EBITDA	**$35,131**	**$41,119**	**($5,988)**
EBITDA % of sales	22.3%	25.5%	(3.2%)

$161.1
-$1.4
-$2.3
+$0.3
$157.7
Q1 2012
Price
Volume
Other
Q2 2012

Sequential Quarter Pro Forma Sales Bridge

Sequential Quarter Pro Forma EBITDA Bridge

$41.1
-$1.4
-$2.5
-$0.8
-$1.6
+$0.3
$35.1
Q1 2012
Price/Mix
Major Maint. & Unabsorbed Fixed Costs
Power Hedge
Fx
Other
Q2 2012

Cash Flow Overview

$ in Thousands	Q2'12	Q1'12	Q2'11
Net income	$14,595	$21,087	$13,646
Depreciation, depletion and amortization	8,632	7,300	6,210
Deferred taxes	3,409	(516)	0
Changes in working capital	(14,047)	(13,818)	(16,739)
Share-based compensation	686	461	1,273
Gain on sale of business	0	(54)	0
Other	(1,000)	(2,095)	(793)
Cash from operations	**$12,275**	**$12,365**	**$3,597**
Capital expenditures	(17,335)	(9,711)	(9,187)
Acquisition / sale of business	-	(73,194)	2,500
Other investing activities	(150)	-	-
Cash from investing activities	**($17,485)**	**($82,905)**	**($6,687)**
Net borrowings (payments) of long-term debt	-	50,000	(3,681)
Net (payments) borrowings of short-term debt	(720)	11	(5,280)
Net borrowings on revolving credit agreements	-	8,000	22,000
Dividend payment	(15,007)	-	(11,269)
Other financing activities	(368)	(1,129)	1,208
Cash from financing activities	**($16,095)**	**$56,882**	**$2,978**

February 6, 2012
2nd Quarter 2012 Earnings Call